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Exhibit 23.1

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-101298) pertaining to the 2002 Stock Incentive Plan, the 2001 Nonqualified Stock Option Plan, the 2001 Service Award Option Plan and the 1998 Stock Option Plan of SI International, Inc. of our report dated February 10, 2003, with respect to the consolidated financial statements and schedule of SI International, Inc. included in the Form 10-K for the year ended December 28, 2002.

                      /s/ Ernst & Young

McLean, VA
March 25, 2003

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  Exhibit 23.1